Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated June 17, 2020, relating to the balance sheet of Yucaipa Acquisition Corporation as of June 13, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from June 4, 2020 (inception) through June 13, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
July 17, 2020